Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Forum Energy Technologies, Inc. of our report dated March 5, 2013 relating to the consolidated financial statements, which appears in Forum Energy Technologies, Inc.'s Form 10‑K for the year ended December 31, 2012.

/s/PricewaterhouseCoopers LLP
Houston, Texas
May 29, 2013